Exhibit 99     Press Release
                    South Jersey Financial Corporation, Inc.

                                            FOR IMMEDIATE RELEASE
                                            Thursday July 27, 2000

                                            For further information contact:
                                            Gregory M. DiPaolo
                                            Executive Vice President, Treasurer
                                            and Chief Operating Officer
                                            (856) 629-6000



                    SOUTH JERSEY FINANCIAL CORPORATION, INC.
                SHAREHOLDERS APPROVE MERGER WITH RICHMOND COUNTY

Turnersville, New Jersey, July 27, 2000 -- South Jersey Financial Corporation, Inc. (the "Company") (NASDAQ: SJFC), the holding company for South Jersey Savings and Loan Association, announced today that its shareholders, at the Annual Meeting of Shareholders held yesterday, have approved the Agreement and Plan of Merger, dated as of March 15, 2000, by and among Richmond County Financial Corp. ("Richmond County"), Richmond County Acquisition, Inc., a wholly owned subsidiary of Richmond County, and the Company, pursuant to which, among other things, the Company will be acquired by Richmond County. There are no further approvals required to consummate the merger, which is expected to be completed early next week.

The  Company  is  the  holding   company  for  South  Jersey  Savings  and  Loan
Association, a New Jersey chartered savings and loan association with three offices located in Gloucester and Camden counties in southern New Jersey.